CONFIDENTIAL PROJECT CHARGER Discussion Materials for the Special Committee of the Board of Directors of Rivers and the Board of Directors of Rivers – May 8, 2010 Exhibit (C) (2)

CONFIDENTIAL
DISCUSSION MATERIALS
Disclaimer
The following materials were prepared solely for discussion at the meetings of the Special Committee (the "Special Committee") of the
Board of Directors (the "Board") of Rivers (“Rivers” or the "Company“ or “RUBO”) and of the Board, each scheduled for May 8, 2010.
The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen.
Please note that Cowen, as exclusive financial advisor to the Special Committee in connection with the Transaction (as defined on page
3), has been requested by the Special Committee to render an opinion to the Special Committee as to the fairness, from a financial poin of view, to the holders of Rivers Common Stock, other than Acquirer (as defined herein) and any holders of Rivers common stock who contribute or otherwise transfer shares of such common stock to Acquirer or any of its affiliates in connection with the Transaction, and their respective affiliates, of the consideration to be received by such stockholders in the Transaction.
In preparing this presentation, Cowen has, with your consent, relied upon information provided to Cowen by Rivers or publicly available or otherwise reviewed by Cowen.  Cowen has not independently verified any such information, and has relied on it being complete and accurate in all material respects.
Please note that this presentation is based on the business and operations of Rivers as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date.  Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith.
The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Special Committee and the Board in their respective consideration of the Transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Cowen’s prior written consent.  This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of Company securities or any other person.
This presentation is subject to the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter separately provided and does not constitute a recommendation by Cowen to the Special Committee or the Board or any other person on how to vote with respect to the proposed Transaction.  Cowen does not address any legal, tax or accounting effects of the proposed Transaction.

CONFIDENTIAL
DISCUSSION MATERIALS
Table of Contents
I. Executive Summary 2
II. Valuation Analysis 7
III. Appendix 28
A.
Weighted Average Cost of Capital
B.
Projected Financials
C.
Rivers Ownership
D.
Rivers Historical Trading Data
E.
Current Research Sentiment
Page

CONFIDENTIAL I. Executive Summary

CONFIDENTIAL
DISCUSSION MATERIALS
Transaction Overview
(a)
Reverse Triangular Merger;  Rivers proposes to enter into an Agreement and Plan of
Merger (the “Agreement”) with an acquiring entity (“Acquirer”) and a subsidiary of
Acquirer (“Merger Sub”), pursuant to which Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Transaction”)
Merriman or an affiliate is expected to provide a Sponsor Guarantee
Rivers stockholders will receive $8.70 per share in cash for each share of Rivers common stock
The offer represents an equity value of approximately $90.9 million
(b)
on a fully diluted
basis
Golub Capital has provided a commitment letter to Acquirer to fund the debt requirement, subject to the terms and conditions thereof
$5 million revolving loan facility
$42 million term loan
It is anticipated that Chairman and Co-Founder Ralph Rubio will roll approximately 10%
of his shareholdings into equity of the surviving corporation
Certain Rivers stockholders holding an aggregate of approximately 24% of the outstanding Rivers common stock would enter into voting agreements pursuant to which they would agree to vote their shares in favor of the Transaction
Structure
Consideration
Value
(a) This overview is provided for discussion purposes only. It is not intended to be a comprehensive listing of all of the relevant terms contained in the Agreement or a complete description of the terms described in this overview, for which reference should be made to the Agreement and any other definitive documents.  Based on a draft dated May 5, 2010 of the Agreement, which is the most recent version made available to Cowen, and on Company management.  Capitalized terms not defined herein have the definitions given them in the draft Agreement.
(b) Represents an equity value based on fully diluted shares outstanding including 10,035,177 shares of common stock, 175,140 shares from restricted stock units and 243,163 shares from option dilution, using the treasury method, per information received from Rivers management for the quarter ended March 28, 2010.
Financing
Shareholder Rolling Equity
Voting Agreements
Guarantee

CONFIDENTIAL
DISCUSSION MATERIALS
Transaction Overview (Cont.)
(a)
For each party, the closing of the Transaction is conditioned upon, among other things:
Approval of the Agreement by Rivers stockholders
No injunctions or restraints
The other party shall have performed in all material respects all obligations to be performed by it under the Agreement at or prior to the Closing Date
The waiting period under the HSR Act shall have been terminated or shall have expired
For Acquirer and Merger Sub, the closing of the Transaction is further conditioned upon, among other things:
A Material Adverse Effect shall not have occurred
A Rivers bringdown of the representations and warranties
All required consents shall have been obtained
Among other termination rights of the parties, the Agreement may be terminated by
Rivers or Acquirer if:
Rivers and Acquirer agree by mutual written consent
the Merger is not consummated on or before September 15, 2010
Any Judgment issued by a court of competent jurisdiction or by a Governmental
Authority, or Law or other legal restraint or prohibition making the Merger illegal or otherwise preventing the consummation thereof shall be in effect and shall have become final and nonappealable
Company Stockholder Approval is not obtained
Conditions to Close
(a) This overview is provided for discussion purposes only. It is not intended to be a comprehensive listing of all of the relevant terms contained in the Agreement or a complete description of the terms described in this overview, for which reference should be made to the Agreement and any other definitive documents. Based on a draft dated May 5, 2010 of the Agreement, which is the most recent version made available to Cowen, and on Company management.  Capitalized terms not defined herein have the definitions given them in the draft Agreement.
Termination by Rivers or
Acquirer

CONFIDENTIAL
DISCUSSION MATERIALS
Transaction Overview (Cont.)
(a)
Among other termination rights of the parties, the Agreement may be terminated by
Rivers if:
Prior to the receipt of the Required Stockholder Vote, the Company receives a
Superior Proposal, and the Board approves
Acquirer breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Agreement, or any representation or warranty of the Acquirer set forth in the Agreement shall have been inaccurate
Among other termination rights of the parties, the Agreement may be terminated by
Acquirer if:
(i) Rivers enters into, or publicly announces its intention to enter into, any Takeover
Proposal; (ii) the Rivers Board fails to recommend that the Rivers stockholders adopt the Agreement; (iii) the Rivers Board withdraws its recommendation; (iv) the
Rivers Board approves or recommends another Takeover Proposal; or (v) if following commencement of a tender or exchange offer, the Rivers Board fails to recommend a rejection of such offer
The Company breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Agreement
Termination by Rivers
(a) This overview is provided for discussion purposes only. It is not intended to be a comprehensive listing of all of the relevant terms contained in the Agreement or a complete description of the terms described in this overview, for which reference should be made to the Agreement and any other definitive documents. Based on a draft dated May 5, 2010 of the Agreement, which is the most recent version made available to Cowen, and on Company management.  Capitalized terms not defined herein have the definitions given them in the draft Agreement.
Termination by Acquirer

CONFIDENTIAL
DISCUSSION MATERIALS
Summary
(a) One of the bids includes two separately contacted parties.
Rivers received an unsolicited offer at $8.00 per share on October 13, 2009 from Alex Meruelo and Levine Leichtman
Capital Partners IV LP
At the direction of the Special Committee, Cowen initially approached 83 parties to solicit interest in acquiring Rivers
Five interested parties submitted initial indications of interest at the end of the first round of bidding
Two bidders elected to submit final round bids
Total Contacted
Initial Teaser & Draft CA Offering Memo/ Initial Final
Targeted Contact NDA Sent Received CA Signed Bid Letter Sent Bids Received
(a)
Bids Received
(a)
Strategic Contacts 30                      30                      10                      1                        -                         -                         -                         -
Financial Contacts 53                      53                      40                      32                      30                      30                      5                        2
Totals
83                    83                    50                    33                    30                    30                    5                      2

CONFIDENTIAL II. Valuation Analysis

CONFIDENTIAL
DISCUSSION MATERIALS
Relative Price Change – LTM
Fast Casual includes: BAGL, CMG, COSI and PNRA.
QSR includes: AFCE, BKC, CKR, DPZ, JACK, MCD, PZZA, SONC, TAST, THI and YUM.
Micro Cap includes: ARKR, BNHNA, CASA, CBOU, COSI, DAVE, JAX, JMBA, KONA, MRT, MSSR, PZZI and RUTH.
(10.0%)
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
80.0%
05/07/09 07/19/09 09/30/09 12/12/09 02/23/10 05/07/10
RUBO Fast Casual QSR Micro Cap S&P 500
Stock Price Change Relative to Comparable Companies — LTM

CONFIDENTIAL
DISCUSSION MATERIALS
LTM Stock Price Chart
Annotated Price Chart – Last Twelve Months
5.00
6.00
7.00
8.00
$9.00
05/07/09 07/19/09 09/30/09 12/12/09 02/23/10 05/07/10
0
100
200
300
400
500
600
700
(Price) (Volume)
RUBO announces Q2 results
beating Wall Street estimates.
Stock Price:  $6.19
RUBO announces it will review strategic
alternatives, including a possible sale of
the Company. Stock Price: $7.41
RUBO announces Q3 earnings.
Stock Price: $7.26
Initial bids received. Meruelo publicly
announces an increased offer to
$8.50.  Stock Price: $7.30
Further bids received.  Stock
Price: $7.83
RUBO announces Q4 and FY 2009
results.  Stock Price: $7.90
Meruelo announces an
unsolicited offer of $8.00.
Stock Price: $6.00

CONFIDENTIAL
DISCUSSION MATERIALS
2 Year Stock Price Chart
Annotated Price Chart – Last Two Years
0.00
1.00
2.00
3.00
4.00
5.00
6.00
7.00
8.00
$9.00
05/07/08 09/30/08 02/23/09 07/19/09 12/12/09 05/07/10
0
100
200
300
400
500
600
700
(Price) (Volume)
RUBO announces Q2 results
beating Wall Street estimates.
Stock Price:  $6.19
RUBO announces it will review strategic
alternatives, including a possible sale of the
Company. Stock Price: $7.41
RUBO
announces
Q3 earnings.
Stock Price:
$7.26
Initial bids received. Meruelo
publicly announces an
increased offer to $8.50.
Stock Price: $7.30
Further bids
received.  Stock
Price: $7.83
RUBO announces Q4 and FY
2009 results.  Stock Price: $7.9
Meruelo
announces an
unsolicited offer
of $8.00.  Stock
Price: $6.00
Kelly Capital announces an
unsolicited offer of $5.00.
Stock Price: $3.77
RUBO rejects the unsolicited offer from
Kelly Capital. Stock Price:  $4.50
Meruelo expressed his
interest in purchasing RUBO
"at some point in the future".
Stock Price: $3.20

CONFIDENTIAL
DISCUSSION MATERIALS
Historical Rivers Income Statement
Historical Income Statement (2005 – Q1 2010) (US$ in millions, except per share data)
Source: Per SEC filings and company management.
(a) Excludes non-recurring items such as impairment, loss on disposal and litigation fees.
Fiscal Year Ended December, First Quarter
2005 2006 2007 2008 2009 2009 2010 LTM
Revenue:
Restaurant sales 140.5 $      152.0 $      169.5 $      179.1 $      188.7 $      46.3 $        46.7 $        189.1 $
Franchise and licensing revenue 0.3 0.3 0.2 0.2 0.1 0.0 0.0 0.1
Total Revenue 140.8        152.3        169.7        179.3        188.9        46.3          46.7          189.3
Cost of sales 38.0 42.1 48.4 51.3 49.7 12.5 11.9 49.1
Gross Profit 102.8 110.2 121.4 128.0 139.2 33.9 34.9 140.2
Restaurant labor 45.8 48.5 54.4 56.6 61.2 15.3 15.7 61.6
Restaurant occupancy and other 33.7 36.0 39.2 42.6 46.9 11.3 11.4 47.0
General and administrative expenses 12.1 13.8 15.0 16.4 17.7 3.9 4.4 18.1
Stock-based compensation 0.0 0.6 1.2             1.5             1.2             0.2 0.2 1.1
Pre-opening expenses 0.1 0.5 0.6 0.7 0.4 0.2 0.1 0.3
Depreciation and amortization 7.8 8.2 8.8 9.7 9.9 2.5 2.4 9.8
Recurring EBIT 3.2 2.5 2.2 0.5 2.0 0.5 0.7 2.2
Non-recurring charges/(gains) 4.5 8.9 0.4 0.2 1.4             0.1 0.1 1.5
Reported Operating Income (1.3) (6.3) 1.8 0.2 0.6 0.4 0.6 0.7
Interest expense/(income) (0.4)           (0.5)           (0.3)           0.1             0.1             0.0             0.0             0.1
Earnings before taxes (0.9)           (5.8)           2.1             0.1          0.5          0.4             0.5             0.6
Provision for income taxes (0.7)           (2.4)           0.9             (0.0)           0.1             0.2             0.2             0.1
Net income (0.2) $       (3.5) $       1.2 $         0.1 $         0.4 $         0.2 $         0.4 $         0.5 $
Reported EPS (0.02) $     (0.36) $     0.12 $       0.01 $       0.04 $       0.02 $       0.04 $       0.05 $
EBITDA
(a)
10.9          10.8          11.0          10.1          11.9          3.0            3.1            12.0

CONFIDENTIAL
DISCUSSION MATERIALS
Historical Rivers Balance Sheet
Historical Balance Sheet          (US$ in millions)
December 28, December 29, March 28,
2008 2009 2010
Assets
Cash and cash equivalents 5.8 $                          9.5 $                          8.3 $
Other receivables 4.0                             3.1                             3.6
Inventory 2.4                             1.6                             1.3
Prepaid expenses 2.8                             1.8                             1.3
Deferred income taxes 1.8                             3.1                             2.6
Total Current Assets 16.7 $                        19.0 $                        17.1 $
Property, net 45.9 $                        43.1 $                        43.1 $
Goodwill 0.5                             0.5                             0.5
Other assets 0.7                             3.1                             3.2
Deferred income taxes 9.3                             8.9                             9.3
Total Assets 73.1 $                        74.7 $                        73.2 $
Liabilities & Shareholders' Equity
Accounts payable 4.2 $                            4.1 $                          4.1 $
Accrued expenses and other liabilities 15.0                             16.8                           14.6
Total Current Liabilities 19.2 $                        20.9 $                        18.7 $
Deferred income 0.3 $                            0.2 $                          0.2 $
Deferred rent and other liabilities 8.3                               6.4                             6.5
Total Liabilities 27.8 $                        27.5 $                        25.4 $
Shareholders' Equity
Preferred stock - $                            - $                            - $
Common stock 0.0                               0.0                             0.0
Paid-in capital 52.5                             53.9                           54.1
Accumulated deficit (7.2)                            (6.8)                            (6.4)
Total Shareholders' Equity 45.4                           47.2                           47.7
Total Liabilities & Shareholders' Equity 73.1 $                        74.7 $                        73.2 $
Source: Per SEC filings and company management.

CONFIDENTIAL
DISCUSSION MATERIALS
Summary Statistics
Rivers Valuation            (US$ and shares in millions, except per share data)
(a) Unaffected price as of October 14, 2009, prior to the announcement of the proposed $8.00 offer by Alex Meruelo and Levine Leichtman, which was rejected by the Board on October 29, 2009.
(b) Current price as of May 7, 2010.
(c) As of March 28, 2010 per company management.
(d) Per OM Case projections.
(e) Wall Street research.
Unaffected
(a)
Current
(b)
Offer
Rivers Price per Share $6.00 $7.66 $8.70
Basic Shares Outstanding 10.035           10.035         10.035
Common Stock Equivalents 0.278             0.360          0.418
Fully Diluted Shares Outstanding 10.313          10.395       10.453
Implied Equity Value $61.9 $79.6 $90.9
Plus: Total Debt -                   -                -
Less: Cash and Equivalents
(c)
   (8.3)    (8.3)    (8.3)
Implied Enterprise Value $53.6 $71.3 $82.7
Financial Implied Multiple
Statistics Unaffected Current Offer
Enterprise Value as a Multiple of:
LTM Revenue
(c)
$189.3 0.3x 0.4x 0.4x
LTM EBITDA
(c)
$12.0 4.5x 5.9x 6.9x
Stock Price as a Multiple of EPS
2010E EPS (OM Case)
(d)
$0.14 43.7x 55.8x 63.4x
2010E EPS (Consensus)
(e)
0.20 30.0x 38.3x 43.5x
2011E EPS (OM Case)
(d)
0.26 22.7x 28.9x 32.9x
2011E EPS (Consensus)
(e)
0.30 20.0x 25.5x 29.0x

CONFIDENTIAL
DISCUSSION MATERIALS
LTM EBITDA Multiple Over Time
Last Two Years EV/EBITDA Multiple
Offer: 6.9x
0.0x
1.0x
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
May-08 Sep-08 Feb-09 Jul-09 Dec-09 May-10
(EV/EBITDA)

CONFIDENTIAL
DISCUSSION MATERIALS
Valuation Summary
Selected Premiums
Analysis
(Unaffected Prices)
Selected
Publicly Traded
Companies
LBO Analysis
DCF Analysis
$0 $2 $4 $6 $8 $10 $12 $14
1-Year Average
6-Months Average
3-Months Average
30-Day Average
1-Day/Spot
DCF Analysis - OM Case
DCF Analysis - Base Case
LBO Analysis - OM Case
LBO Analysis - Base Case
Precedent Transactions Analysis
2011E EPS - OM
2010E EPS - OM
2011E EPS - Consensus
LTM EBITDA
Stock Price
$7.61
$5.87
$7.36
$7.01
$8.07
$7.70
$7.16
$4.50
$3.97
$2.47
$4.80
$3.30
$5.29
$6.00
$9.35
$9.92
$11.77
$9.05
$9.07
$9.01
$3.60
Current:
$7.66
Unaffected:
$6.00
Offer:
$8.70
$8.82 $11.27
$7.24 $10.00
$7.16 $9.35
$5.60 $7.79
$9.77
2010E EPS - Consensus

COWEN AND COMPANY

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II. VALUATION ANALYSIS

CONFIDENTIAL
DISCUSSION MATERIALS
Summary Valuation
Summary Valuation
Rivers Multiple Implied Implied Implied
Methodology Figure Range Enterprise Value Equity Value Stock Price
Selected Public Companies Analysis
LTM EBITDA as of 3/28/10 $12.0 5.5x 7.5x $66.0 $90.0 $74.3 $98.3 $7.16 $9.35
Wall Street Research Estimates:
2010E EPS $0.20 18.0x 24.0x $3.60 $4.80
2011E EPS 0.30 15.0x 20.0x $4.50 $6.00
OM Projections:
2010E EPS $0.14 18.0x 24.0x $2.47 $3.30
2011E EPS 0.26 15.0x 20.0x $3.97 $5.29
Selected Precedent Transactions Analysis
LTM EBITDA as of 3/28/10 $12.0 5.5x 7.5x $66.0 $90.0 $74.3 $98.3 $7.16 $9.35
LBO Valuation
Base Case (20-30% Return) $7.36 $9.07
OM Case (20-30% Return) $8.82 $11.27
Discounted Cash Flow Analysis
Base Case 5.5x 7.5x $51.0 $84.8 $60.5 $94.4 $5.87 $9.01
OM Case 5.5x 7.5x $75.7 $118.5 $84.0 $126.8 $8.07 $11.77
Selected Premiums Analysis
Unaffected:
1-Day/Spot $6.00 16.8% 50.9% $7.01 $9.05
30-Day Average ($6.44) 6.44 19.6% 54.1% $7.70 $9.92
3-Months Average ($6.25) 6.25 21.7% 56.3% $7.61 $9.77
6-Months Average ($6.05) 6.05 19.7% 65.5% $7.24 $10.00
1 Year Average ($4.79) 4.79 16.9% 62.7% $5.60 $7.79

CONFIDENTIAL
DISCUSSION MATERIALS
Selected Restaurant Public Companies Market Statistics
Selected Public Companies Analysis (US$ in millions, except per share data)
(a) Enterprise Value = Market Value of Equity + Net Debt + Minority Interest.
(b) From Wall Street research.
(c) Per Company management for the quarter ended March 28, 2010 and EPS per Wall Street research as of May 7, 2010.
Price 52 Week FD Enterprise Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year PE % of SGR
(b)
Company Name 5/7/2010 Low High Mkt Cap Value (a) Rev EBITDA 2010E 2011E SGR (b) 2009E 2010E
Micro-Cap Restaurants
Ark Restaurants $13.79 $11.50 $19.00 $48.1 $45.5 0.4x 8.4x 28.1x 20.0x NA NM NM
Benihana 5.55 3.03 8.38 85.5 128.9 0.4x 5.5x NM 20.6x 20.0% NM 102.8%
Caribou Coffee 8.10 4.17 9.38 169.2 151.6 0.6x 6.9x 21.9x 15.9x NA NM NM
Cosi 1.05 0.40 1.46 53.9 49.8 0.4x NM NM NM NA NM NM
Famous Dave's 8.39 5.07 9.69 76.9 90.8 0.7x 5.8x 12.2x 10.1x 15.0% 81.1% 67.4%
J. Alexander's 4.85 3.30 5.56 28.8 45.0 0.3x NM NA NA NA NM NM
Jamba Juice 2.59 0.88 3.83 136.5 108.0 0.4x NM NM NA 20.0% NM NM
Kona Grill 4.58 2.00 5.62 42.0 40.2 0.5x NM NM NM 23.0% NM NM
McCormick & Schmick's 8.85 5.46 11.98 131.7 141.2 0.4x 6.0x 20.1x 15.8x 16.0% 125.7% 98.8%
Mexican Restaurants Inc 2.77 2.00 3.65 9.1 13.5 0.2x 3.9x NA NA NA NM NM
Morton's 5.98 2.55 8.09 104.0 170.4 0.6x 8.8x 21.4x 15.7x 12.0% 178.0% 131.1%
Pizza Inn 1.93 1.33 2.25 15.5 16.0 0.4x 5.8x NA NA NA NM NM
Ruth's Chris 4.36 1.93 6.60 149.8 219.5 0.6x 5.9x 12.1x 10.9x 14.0% 86.5% 77.9%
Mean 0.4x 6.3x 19.3x 15.6x 17.1% 117.8% 95.6%
Median 0.4x 5.9x 20.7x 15.8x 16.0% 106.1% 98.8%
Rivers $7.66 $5.26 $8.50 $79.6 $71.3 0.4x 5.9x 38.3x 25.5x 25.0% 153.2% 102.1%
Rivers (Unaffected) $6.00 $5.26 $8.50 $61.9 $53.6 0.3x 4.5x 30.0x 20.0x 25.0% 120.0% 80.0%
(c)
(c)

CONFIDENTIAL
DISCUSSION MATERIALS
Restaurant M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Selected M&A Transactions (US$ in millions)
Enterprise Value/
Date Enterprise LTM LTM
Ann. Target Acquirer Value
(a)
Revenue EBITDA
08/18/08 Romano's Macaroni Grill Golden Gate Capital 109.9 $      0.2x 2.9x
06/18/08 Café Enterprises (Fatz Café) Milestone Partners 60.0           0.7x 6.3x
04/28/08 Max & Erma's Restaurants G&R Acquisition 58.7           0.3x 8.9x
01/29/08 Great American Cookie Company NexCen Brands 93.4           3.6x 7.6x
11/06/07 Cameron Mitchell Restaurants Ruth's Chris Steak House 92.0           0.9x 7.0x
08/07/07 Pretzel Time and Pretzelmaker NexCen Brands 28.7           4.3x 7.1x
07/05/07 Champps Entertainment F&H Acquisition Corp. (Fox & Hound) 70.9           0.3x 5.9x
06/11/07 Back Yard Burgers BBAC (Cherokee Advisors) 38.3           0.8x 8.2x
02/27/07 Bugaboo Creek Trimaran Capital (Charlie Brown's Acq. Corp. 24.0           0.2x 3.6x
10/11/06 Baja Fresh Caliber Capital Group 31.0           0.3x 6.2x
05/30/06 Catalina Restaurant Group Zensho Co. 105.0         0.4x 6.4x
12/29/05 Shari's Circle Peak Capital 80.0           0.5x 5.7x
Mean 1.1x 6.3x
Median 0.5x 6.4x

CONFIDENTIAL
DISCUSSION MATERIALS
Comparison of Cases – OM vs. Base
Selected Financial Data (US$ in millions)
Source: Company management.
Note: Public EBITDA expenses stock-based compensation and adds back one-time charges.  Private EBITDA differs from EBITDA presented in Offering Memorandum in that it expenses pre-opening expense.
The “Base Case” was
developed by management
and presented to the Board
on October 22, 2009
In preparing the Offering
Memorandum, under the
direction of the Board,
management incorporated
revised assumptions on
growth, margins and capital
expenditure
The result of the
aforementioned revisions is
the “OM Case”
2010E 2011E 2012E 2013E 2014E
Revenue Base Case $198.3 $225.7 $259.5 $297.7 $341.3
OM Case 198.5 223.0 256.9 297.6 345.1
% Difference 0.1% (1.2%) (1.0%) (0.0%) 1.1%
Public (Comp) EBITDA Base Case $13.0 $15.1 $18.9 $23.3 $28.6
OM Case 12.3 15.6 20.9 26.9 34.4
% Difference (5.1%) 3.2% 11.1% 15.7% 20.3%
Margins:
Base Case 6.5% 6.7% 7.3% 7.8% 8.4%
OM Case 6.2% 7.0% 8.2% 9.0% 10.0%
Difference (0.3) pp 0.3 pp 0.9 pp 1.2 pp 1.6 pp
Private (LBO) EBITDA Base Case $15.0 $16.9 $20.9 $25.6 $30.9
OM Case 14.7 17.9 23.4 29.5 37.1
% Difference (1.6%) 6.0% 11.8% 15.4% 20.0%
Margins:
Base Case 7.5% 7.5% 8.1% 8.6% 9.1%
OM Case 7.4% 8.0% 9.1% 9.9% 10.8%
Difference (0.1) pp 0.5 pp 1.0 pp 1.3 pp 1.7 pp

CONFIDENTIAL
DISCUSSION MATERIALS
LBO Overview
We assumed that a financial buyer acquires Rivers utilizing a combination of equity and debt
We ran the LBO analysis using both the Base Case and the OM Case models
We have assumed the following financing assumptions based upon information received from lenders within the market:
Senior debt of 2.0x 2010 LTM EBITDA
•
$28.6 million senior secured term loan
•
Interest rate of 8.0%
Subordinated debt of 0.5x 2010 LTM EBITDA
•
Cash interest rate of 15%
Cash shortfalls are funded by a revolving credit facility with a cash interest rate of
8.0%
We have also assumed the following:
2010 LTM EBITDA of $14.3 million
Sale at end of fiscal 2014
Management promote of 10.0% of equity upside at exit
Buyer requires anticipated 20-30% IRR
We utilized a leveraged
buyout (LBO) analysis to
illustrate the potential value
of Rivers to a financial
buyer
(a) As of March 28, 2010 per management.  Assumes private company EBITDA, which adds back stock-based compensation, public company costs and Project Charger fees.
(a)

CONFIDENTIAL
DISCUSSION MATERIALS
Leveraged Buyout Analysis – Base Case
Summary of LBO Model (US$ in millions, except per share data)
Assumptions Leverage Sources Uses
Market Price (a) 7.66 $      Amount Rate New Senior Debt 28.6 $   Equity 90.9 $
Purchase Price 8.70 $      Senior Debt 28.6 $       8.0% New Sub Debt 7.1 Existing Debt -
Premium / (Discount) 13.6% Sub Debt 7.1 15.0% Cash on Balance Sheet 8.3 Fees 2.8
Shares Outstanding at Purchase Price 10.5 Total 35.7 $       - Equity Required to Acquire Company 49.8 93.7 $
Transaction Equity Value 90.9 $      Total 93.7 $
Transaction Enterprise Value
(b)
82.7 $
LTM EBITDA (private) (c) 14.3 $
Acquisition Multiple 5.8x
Acquisition Date 12/31/09
Financial Statistics Leverage Statistics (End of Each Year)
($ in millions) 2009A 2010E 2011E 2012E 2013E 2014E ($ in millions) At Close 2010E 2011E 2012E 2013E 2014E
Revenue 188.9 $ 198.3 $  225.7 $    259.5 $    297.7 $     341.3 $     Senior Debt 28.6 $   27.1 $   24.3 $   20.0 $   15.7 $   11.4 $
EBITDA 14.1 $   15.0 $    16.9 $      20.9 $      25.6 $       30.9 $       Sub Debt 7.1 $     7.1 $     7.1 $     7.1 $     7.1 $     7.1 $
EBIT 4.6 $     3.7 $      3.9 $        5.5 $       9.1 $         11.8 $       Revolver - $       7.9 $     15.4 $   23.3 $   32.0 $   39.8 $
Revenue Growth 5.0% 13.9% 15.0% 14.7% 14.7% Total Debt 35.7 $   42.1 $   46.8 $   50.4 $   54.9 $   58.4 $
EBITDA Growth 6.0% 12.7% 24.0% 22.2% 21.1% Total Debt to EBITDA 2.5x 2.8x 2.8x 2.4x 2.1x 1.9x
EBITDA Margin 7.5% 7.5% 7.5% 8.1% 8.6% 9.1% Fixed Charge Ratio
(d)
(0.3x) (0.5x) (0.1x) 0.1x 0.5x
Lease Adjusted Debt Ratio (e) 5.9x 5.9x 5.7x 5.5x 5.3x
Note: Per Base Case projections.  Acquisition date of 12/31/09 was used since monthly breakout was unavailable.
(a) Closing price as of May 7, 2010.
(b) Assumes net debt as of March 28, 2010 of ($8.3) million per Company management.
(c) LTM private EBITDA equals public EBITDA plus stock-based compensation, public company costs and Project Charger fees as of March 28, 2010.
(d) Fixed Charge Ratio is calculated as (EBITDA – Capex)/Interest Expense.
(e) Lease Adjusted Debt Ratio is calculated as (Total debt + Capitalized rent)/EBITDAR.

CONFIDENTIAL
DISCUSSION MATERIALS
Leveraged Buyout Analysis – OM Case
Summary of LBO Model (US$ in millions, except per share data)
Note: Per OM Case projections.
(a) Closing price as of May 7, 2010.
(b) Assumes net debt as of March 28, 2010 of ($8.3) million per Company management.
(c) LTM private EBITDA equals public EBITDA plus stock-based compensation, public company costs and Project Charger fees as of March 28, 2010.
(d) Fixed Charge Ratio is calculated as (EBITDA – Capex)/Interest Expense.
(e) Lease Adjusted Debt Ratio is calculated as (Total debt + Capitalized rent)/EBITDAR.
Assumptions Leverage Sources Uses
Market Price (a) 7.66 $      Amount Rate New Senior Debt 28.6 $   Equity 90.9 $
Purchase Price 8.70 $      Senior Debt 28.6 $       8.0% New Sub Debt 7.1 Existing Debt -
Premium / (Discount) 13.6% Sub Debt 7.1 15.0% Cash on Balance Sheet 8.3 Fees 2.8
Shares Outstanding at Purchase Price 10.5 Total 35.7 $       - Equity Required to Acquire Company 49.8 93.7 $
Transaction Equity Value 90.9 $      Total 93.7 $
Transaction Enterprise Value
(b)
82.7 $
LTM EBITDA (private) (c) 14.3 $
Acquisition Multiple 5.8x
Acquisition Date 03/28/10
Financial Statistics Leverage Statistics (End of Each Year)
($ in millions) 2009A 2010E 2011E 2012E 2013E 2014E ($ in millions) At Close 2010E 2011E 2012E 2013E 2014E
Revenue 188.9 $ 198.5 $  223.0 $    256.9 $    297.6 $     345.1 $     Senior Debt 28.6 $   27.1 $   24.3 $   20.0 $   15.7 $   11.4 $
EBITDA 14.1 $   14.7 $    17.9 $      23.4 $      29.5 $       37.1 $       Sub Debt 7.1 $     7.1 $     7.1 $     7.1 $     7.1 $     7.1 $
EBIT 4.6 $     6.0 $      7.7 $        11.2 $      16.4 $       21.7 $       Revolver - $       5.5 $     9.2 $     13.4 $   16.8 $   17.6 $
Revenue Growth 5.1% 12.4% 15.2% 15.9% 15.9% Total Debt 35.7 $   39.8 $   40.6 $   40.6 $   39.6 $   36.2 $
EBITDA Growth 4.3% 21.4% 30.7% 26.2% 25.8% Total Debt to EBITDA 2.5x 2.7x 2.3x 1.7x 1.3x 1.0x
EBITDA Margin 7.5% 7.4% 8.0% 9.1% 9.9% 10.8% Fixed Charge Ratio
(d)
(1.0x) 0.4x 1.1x 1.9x 3.4x
Lease Adjusted Debt Ratio (e) 6.5x 5.6x 5.2x 4.9x 4.6x

COWEN AND COMPANY

Total Debt / EBITDA

Total Debt / EBITDA

Exit Multiple

Exit Multiple

II. VALUATION ANALYSIS

CONFIDENTIAL
DISCUSSION MATERIALS
Sensitivity Analysis
IRR with Acquisition Price and Senior Debt Assumptions
IRR with Acquisition Price and Exit Multiple Assumptions
Base Case OM Case
Price $8.00 $8.50 $9.00 $9.50 $10.00
Ent. Val $75.0 $80.4 $86.0 $91.7 $97.6
2.0x 32.3% 29.6% 27.3% 25.2% 23.3%
2.5x 34.9% 31.8% 29.1% 26.7% 24.6%
3.0x 38.3% 34.5% 31.3% 28.5% 26.0%
3.5x 42.7% 38.0% 34.0% 30.7% 27.8%
4.0x 49.1% 42.7% 37.6% 33.5% 30.1%
Note: Assumes EV/EBITDA exit multiple of 6.5x.
Price $8.00 $8.50 $9.00 $9.50 $10.00
Ent. Val $75.0 $80.4 $86.0 $91.7 $97.6
5.5x 29.8% 26.8% 24.2% 21.9% 19.9%
6.0x 32.4% 29.4% 26.7% 24.4% 22.3%
6.5x 34.9% 31.8% 29.1% 26.7% 24.6%
7.0x 37.2% 34.0% 31.3% 28.8% 26.7%
7.5x 39.4% 36.2% 33.3% 30.9% 28.6%
Note: Assumes 2.0x senior debt and 0.5x sub debt.
Price $8.00 $8.50 $9.00 $9.50 $10.00
Ent. Val $75.0 $80.4 $86.0 $91.7 $97.6
2.0x 23.9% 21.4% 19.3% 17.3% 15.6%
2.5x 25.7% 22.8% 20.4% 18.1% 16.2%
3.0x 28.1% 24.7% 21.7% 19.2% 16.9%
3.5x 31.4% 27.0% 23.5% 20.4% 17.8%
4.0x 36.2% 30.4% 25.8% 22.1% 19.0%
Note: Assumes EV/EBITDA exit multiple of 6.5x.
Price $8.00 $8.50 $9.00 $9.50 $10.00
Ent. Val $75.0 $80.4 $86.0 $91.7 $97.6
5.5x 19.9% 17.2% 14.9% 12.8% 10.9%
6.0x 23.0% 20.2% 17.7% 15.6% 13.7%
6.5x 25.7% 22.8% 20.4% 18.1% 16.2%
7.0x 28.2% 25.3% 22.8% 20.5% 18.5%
7.5x 30.6% 27.6% 25.0% 22.7% 20.6%
Note: Assumes 2.0x senior debt and 0.5x sub debt.

CONFIDENTIAL
DISCUSSION MATERIALS
DCF Overview
We also utilized a
discounted cash flow (DCF)
model to calculate an
implied value of Rivers
There are two key components to the DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the outyear of the projected period
2010-2014 projections used for the DCF model were provided by Rivers’ management;
we have shown both the Base Case and the OM Case
We presented the DCF with discount rates ranging from 19.0% to 23.0%
We assumed exit multiples in 2014 of 5.5x to 7.5x EBITDA

CONFIDENTIAL
DISCUSSION MATERIALS
Discounted Cash Flow Analysis – Base Case
Note: Discounted back to December 31, 2009 since monthly breakout was unavailable.  Assumes balance sheet as of December 31, 2009.
(a) 2010-2014 estimates per Base Case projections.
(b) Assumes tax rate of 37.0% per management.
(c) EBIAT reflects earnings before interest and after taxes.
Discounted Cash Flow Analysis (US$ in millions, except per share data)
Projected (a)
Fiscal Year Ending December 2009 2010 2011 2012 2013 2014
EBITDA $11.7 $13.0 $15.1 $18.9 $23.3 $28.6
Depreciation and Amortization 9.9 11.2 13.0 15.4 16.4 19.2
EBIT 1.8 1.7 2.1 3.5 6.8 9.4
Less: Taxes (b)
0.7 0.6 0.8 1.3 2.5 3.5
EBIAT (c)
1.1 1.1 1.3 2.2 4.3 5.9
Plus: Depreciation and Amortization
9.9 11.2 13.0 15.4 16.4 19.2
Plus: Stock-based Compensation 0.9 1.2 1.0 1.2 1.5 1.5
Less: Capital Expenditures, net (8.1) (16.0) (18.8) (21.3) (25.3) (28.5)
Decrease/(Increase) in Working Capital (0.7) (1.8) 1.3 1.5 1.6 1.5
Decrease/(Increase) in Other Long-Term Assets and Liabilities 0.6 0.6 0.7 0.7 0.8 0.8
Unlevered Free Cash Flow $3.7 ($3.7) ($1.6) ($0.3) ($0.8) $0.4
Discount Rate 19.0% 21.0% 23.0%
Terminal EBITDA Multiple 5.5x 6.5x 7.5x 5.5x 6.5x 7.5x 5.5x 6.5x 7.5x
2014E EBITDA $28.6 $28.6 $28.6 $28.6 $28.6 $28.6 $28.6 $28.6 $28.6
Terminal Value 157.2 185.7 214.3 157.2 185.7 214.3 157.2 185.7 214.3
PV of Terminal Value 65.9 77.8 89.8 60.6 71.6 82.6 55.8 66.0 76.1
PV of Near-term Free Cash Flows (5.0) (5.0) (5.0) (4.9) (4.9) (4.9) (4.8) (4.8) (4.8)
Implied Enterprise Value $60.9 $72.9 $84.8 $55.7 $66.7 $77.7 $51.0 $61.1 $71.3
Implied Equity Value $70.4 $82.4 $94.4 $65.2 $76.2 $87.3 $60.5 $70.7 $80.8
Implied Equity Value per Share $6.80 $7.92 $9.01 $6.31 $7.34 $8.37 $5.87 $6.82 $7.77
Implied Enterprise Value as a 5.1x 6.1x 7.1x 4.6x 5.6x 6.5x 4.2x 5.1x 5.9x
Multiple of LTM EBITDA

CONFIDENTIAL
DISCUSSION MATERIALS
Discounted Cash Flow Analysis – OM Case
Note: Discounted back to March 28, 2010.  Assumes Q1 balance sheet as of March 28, 2010.
(a) 2010-2014 estimates per OM Case projections.
(b) Assumes tax rate of 37.0% per management.
(c) EBIAT reflects earnings before interest and after taxes.
Discounted Cash Flow Analysis (US$ in millions, except per share data)
Actual
Projected (a)
Fiscal Year Ending December
2009 Q1 2010 Q2-Q4 2010 2011 2012 2013 2014
EBITDA $11.9 $3.1 $9.5 $15.6 $20.9 $26.9 $34.4
Depreciation and Amortization 9.9 2.4 7.3 11.6 13.8 14.9 17.6
EBIT 2.0 0.7 2.2 4.0 7.1 12.0 16.8
Less: Taxes
(b)
0.7 0.2 0.8 1.5 2.6 4.4 6.2
EBIAT
(c)
1.3 0.4 1.4 2.5 4.5 7.5 10.6
Plus: Depreciation and Amortization 9.9 2.4 7.3 11.6 13.8 14.9 17.6
Plus: Stock-based Compensation 1.2 0.2 1.2 1.5 1.6 1.8 1.9
Less: Capital Expenditures, net (7.9) (1.8) (13.0) (16.6) (19.3) (22.3) (25.0)
Decrease/(Increase) in Working Capital (1.5) (2.7) 1.1 2.5 1.9 1.5 1.0
Unlevered Free Cash Flow $3.0 ($1.5) ($1.9) $1.5 $2.5 $3.4 $6.0
Discount Rate 19.0% 21.0% 23.0%
Terminal EBITDA Multiple 5.5x 6.5x 7.5x 5.5x 6.5x 7.5x 5.5x 6.5x 7.5x
2014E EBITDA $34.4 $34.4 $34.4 $34.4 $34.4 $34.4 $34.4 $34.4 $34.4
Terminal Value 189.1 223.4 257.8 189.1 223.4 257.8 189.1 223.4 257.8
PV of Terminal Value 82.6 97.6 112.6 76.3 90.2 104.0 70.6 83.4 96.2
PV of Near-term Free Cash Flows 5.9 5.9 5.9 5.5 5.5 5.5 5.1 5.1 5.1
Implied Enterprise Value $88.4 $103.5 $118.5 $81.8 $95.6 $109.5 $75.7 $88.5 $101.3
Implied Equity Value $96.7 $111.7 $126.8 $90.1 $103.9 $117.8 $84.0 $96.8 $109.6
Implied Equity Value per Share $9.22 $10.50 $11.77 $8.62 $9.83 $11.01 $8.07 $9.22 $10.32
Implied Enterprise Value as a 7.4x 8.6x 9.9x 6.8x 8.0x 9.1x 6.3x 7.4x 8.4x
Multiple of LTM EBITDA

COWEN
AND COMPANY

	-		
	-		
	-		
	-		
	-		
	-		

II. VALUATION ANALYSIS

CONFIDENTIAL
DISCUSSION MATERIALS
Selected Premiums Paid Analysis
Selected Premiums Analysis ? 2000-2010 YTD Completed M&A Transactions
Note: Based on the unaffected price as of October 14, 2009, prior to the announcement of the proposed $8.00 offer by Alex Meruelo and Levine Leichtman, which was rejected by the Board on October 29, 2009.
Per Factset and SDC.  Includes completed transactions from 2000 to date with a value greater than $75 million and less than $150 million.
Premium (Quartiles)
Unaffected Spot Price First Third Implied Range
1-Day/Current Price ($6.00) 16.8% 50.9% $7.01 - $9.05
Unaffected Average Prices
1-Week ($6.15) 14.4% 46.7% $7.04 - $9.03
1-Month ($6.44) 19.6% 54.1% 7.70 - 9.92
3-Months ($6.25) 21.7% 56.3% 7.61 - 9.77
6-Months ($6.05) 19.7% 65.5% 7.24 - 10.00
1 Year ($4.79) 16.9% 62.7% 5.60 - 7.79

CONFIDENTIAL III. Appendix

CONFIDENTIAL A. Weighted Average Cost of Capital

CONFIDENTIAL
DISCUSSION MATERIALS
Weighted Average Cost of Capital
(a) U.S. 10-Year Treasury Yield as of May 7, 2010.
(b) From Ibbotson Associates 2010 Risk Premium Over Time Report.
(c) Per company’s letter of credit interest rate of prime rate plus 25bps.
(d) Size Premium (SP) represents the expected return in excess of that predicted by CAPM.
(e) Predicted Betas from Barra's Betas as of April 30, 2010.
(f) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(g) Equity market value as of May 7, 2010.
(h) Unlevered Beta = [Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))].
(i) Ke = rf + ß * (rm - rf) + SP.
(j) K = (We * Ke) + (Wd * Kd).  Kd equals after tax cost of debt.
Key Assumptions
Rubio's
Risk Free Rate
(a)
3.4% Net Debt to Total Cap. (W
d
) 15.28% 0.00%
Equity Risk Premium
(b)
6.7% Equity to Total Cap. (W
e
) 84.72% 100.00%
Marginal Corp. Tax Rate 39.0% Pre-Tax Cost of Debt
(c)
3.5%
Rubio's Marginal Corp. Tax Rate 37.0% Size Premium (d) 9.1%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(e)
Debt
(f)
Beta Calc Value
(g)
to Equity Beta
(h)
Total Cap.
Restaurants:
Ark Restaurants 0.92 ($4.8) $0.0 $48.1 0.0% 0.92 0.0%
Benihana 1.62 43.4 43.4 85.5 50.8% 1.24 33.7%
Caribou Coffee 1.07 (17.7) 0.0 169.2 0.0% 1.07 0.0%
Cosi 1.47 (4.1) 0.0 53.9 0.0% 1.47 0.0%
Famous Dave's 1.20 13.9 13.9 76.9 18.0% 1.08 15.3%
J. Alexander's 1.41 16.2 16.2 28.8 56.1% 1.05 35.9%
Jamba Juice 1.46 (28.5) 0.0 136.5 0.0% 1.46 0.0%
Kona Grill 1.36 (1.8) 0.0 42.0 0.0% 1.36 0.0%
McCormick & Schmick's 1.27 9.5 9.5 131.7 7.2% 1.21 6.7%
Mexican Restaurants Inc 1.61 4.4 4.4 9.1 48.6% 1.24 32.7%
Morton's 1.52 66.4 66.4 104.0 63.8% 1.09 39.0%
Pizza Inn 1.00 0.6 0.6 15.5 3.8% 0.98 3.6%
Ruth's Chris 1.98 69.7 69.7 149.8 46.5% 1.54 31.8%
Mean 1.38 22.7% 1.21 15.3%
Relevered Beta 1.21
Cost of Equity Capital (K
e
) (i) 20.57%
After Tax Cost of Debt (K
d
) 2.21%
WACC (K) (j) 20.57%

CONFIDENTIAL B. Projected Financials

CONFIDENTIAL
DISCUSSION MATERIALS
Base Case
Base Case Projections
Source: Per company management.
Fiscal Year Ended December,
2010E 2011E 2012E 2013E 2014E
Revenues:
Restaurant sales $198.1 $225.6 $259.4 $297.5 $341.2
Franchise and licensing revenues 0.1 0.1 0.1 0.1 0.1
Total Revenue 198.3 225.7 259.5 297.7 341.3
Cost of sales 53.4 60.9 70.2 80.6 92.5
Gross profit 144.9 164.8 189.4 217.1 248.8
Restaurant labor 63.8 72.6 83.4 95.3 109.2
Restaurant occupancy and other 48.6 55.7 63.6 73.0 83.7
General and administrative expenses 17.5 19.6 21.3 22.8 24.4
Stock-based compensation 1.2 1.0 1.2 1.5 1.5
Pre-opening expenses 0.7 0.9 1.1 1.3 1.5
Depreciation and amortization 11.2 13.0 15.4 16.4 19.2
Recurring EBIT 1.7 2.1 3.5 6.8 9.4
Non-recurring charges/(gains) 0.7 0.7 0.6 0.6 0.6
Reported Operating Income 1.1 1.4 2.9 6.2 8.8
Interest expense/(income) 0.1 (0.0) (0.0) (0.0) (0.0)
Earnings before taxes 1.0 1.5 2.9 6.3 8.8
Provision for income taxes 0.2 0.4 0.9 2.2 3.2
Net income $0.7 $1.1 $2.0 $4.0 $5.6
Reported EPS $0.07 $0.11 $0.19 $0.38 $0.52
EPS before non-recurring charges $0.10 $0.13 $0.21 $0.40 $0.54
EBITDA 13.0 15.1 18.9 23.3 28.6

CONFIDENTIAL
DISCUSSION MATERIALS
OM Case
OM Case Projections
Source: Per company management.
Fiscal Year Ended December,
2010E 2011E 2012E 2013E 2014E
Revenues:
Restaurant sales 198.3 $    222.9 $    256.7 $    297.5 $    344.9 $
Franchise and licensing revenues 0.1 0.1 0.1 0.1 0.1
Total Revenues 198.5 223.0 256.9 297.6 345.1
Cost of sales 52.6 60.0 69.1 80.0 92.8
Gross Profit 145.8 163.0 187.8 217.6 252.3
Restaurant labor 64.8 72.3 82.6 95.0 109.4
Restaurant occupancy and other 48.8 54.0 61.3 70.6 81.1
General and administrative expenses 17.4 18.3 19.7 21.5 23.4
Stock-based compensation 1.4 1.5 1.6 1.8 1.9
Pre-opening expenses 1.1 1.3 1.6 1.9 2.1
Depreciation & Amortization 9.8 11.6 13.8 14.9 17.6
Recurring EBIT 2.5 4.0 7.1 12.0 16.8
Non-recurring charges/(gains) 0.5 -              -              -              -
Reported Operating Income 2.0 4.0 7.1 12.0 16.8
Interest expense/(income) 0.2 (0.2) (0.3) (0.4) (0.5)
Earnings before taxes 1.7 4.2 7.4 12.4 17.3
Provision for income taxes 0.5 1.5 2.7 4.6 6.5
Net Income 1.2 $      2.7 $      4.7 $      7.7 $      10.8 $
Reported EPS 0.12 $    0.26 $    0.45 $    0.72 $    0.99 $
EPS before non-recurring charges 0.14 $    0.26 $    0.45 $    0.72 $    0.99 $
EBITDA 12.3       15.6       20.9       26.9       34.4

CONFIDENTIAL C. Rivers Ownership

CONFIDENTIAL
DISCUSSION MATERIALS
Current Ownership
Institutional and Insider Ownership
Note: Merriman noted in its initial indication of interest dated January 22, 2010 that it owns 4.9% of the Company’s common stock.
Source: Per Factset as of May 7, 2010.
(a) Basic shares outstanding and options outstanding per Company management as of March 28, 2010.
Shareholder Class / Owner Shares Options Total % of Total
Direct Insider Ownership
Rosewood Capital 1,526,812          44,000              1,570,812          13.4%
Ralph Rubio 872,787             10,000              882,787             7.5%
Other Insiders 64,117              619,786             683,903             5.8%
  Total Insider Ownership 2,463,716        673,786           3,137,502        26.8%
Institutional Ownership
Lord Abbett & Co. LLC 597,847             -                     597,847             5.1%
Greenwood Investments, Inc. 444,603             -                     444,603             3.8%
Dimensional Fund Advisors, Inc. 322,064             -                     322,064             2.7%
Pennsylvania Public School Employees Retirement S 286,536             -                     286,536             2.4%
Vanguard Group, Inc. 268,571             -                     268,571             2.3%
AQR Capital Management LLC 199,497             -                     199,497             1.7%
Loeb Partners Corp. 176,610             -                     176,610             1.5%
Renaissance Technologies LLC 111,600             -                     111,600             1.0%
Blackthorn Investment Group LLC 100,616             -                     100,616             0.9%
The California Public Employees Retirement System 100,295             -                     100,295             0.9%
  Other Institutional Ownership 407,917             -                     407,917             3.5%
  Total Institutional Ownership 3,016,156        -                    3,016,156        25.7%
Other Ownership
Alex Meruelo 1,016,212          -                     1,016,212          8.7%
Luis Armona 150,000             -                     150,000             1.3%
  Other Holders 3,389,093          1,012,229          4,401,322          37.6%
  Total Other Ownership 4,555,305        1,012,229        5,567,534        47.5%
  Total Shares Outstanding 10,035,177
(a)
1,686,015
(a)
11,721,192      100.0%

CONFIDENTIAL
DISCUSSION MATERIALS
Institutional Ownership Summary Over Time
Source: Per Factset as of December 31, 2009.
Note:  Bolded numbers indicate a top five position for that respective period.  Excludes institutional shareholders with a peak position of fewer than 4,000 shares.
Institutional Holders – Today, 1 Year Ago, 3 Years Ago and 5 Years Ago
Shares Held
Holder Name Holdings Style 12/31/2009 12/31/2008 12/31/2006 12/31/2004
Lord Abbett & Co. LLC Value 597,847 504,547 0 0
Greenwood Investments, Inc. Value 444,603 0 0 0
Dimensional Fund Advisors, Inc. Value 322,064 341,404 291,505 525,187
Pennsylvania Public School Employees Retirement System GARP 286,536 0 0 0
Vanguard Group, Inc. Index 268,571 262,665 102,516 222,272
AQR Capital Management LLC Value 199,497 0 0 0
Loeb Partners Corp. Value 176,610 0 0 0
Renaissance Technologies LLC Value 111,600 93,100 0 0
Blackthorn Investment Group LLC Value 100,616 0 0 0
The California Public Employees Retirement System GARP 100,295 100,295 17,900 17,900
Kennedy Capital Management, Inc. Deep Value 87,182 0 0 0
Portolan Capital Management LLC Value 75,600 0 0 0
Keane Capital Management, Inc. Value 66,800 0 0 0
Russell Investment Group GARP 38,100 41,400 0 0
Whitebox Advisors LLC Deep Value 36,904 0 0 0
CNH Partners LLC GARP 36,279 0 0 0
Discovery Group I LLC Value 31,881 0 0 0
Northern Trust Investments GARP 22,618 24,165 19,903 26,752
BlackRock Global Investors Index 18,264 99,105 36,469 4,734
Credit Agricole Structured Asset Management Advisers LLC Growth 11,725 0 0 0
Connors Investor Services, Inc. GARP 11,300 17,500 0 0
Royce & Associates LLC Value 0 870,330 858,200 557,500
Pequot Capital Management, Inc. Deep Value 0 150,000 360,400 493,900
Wells Capital Management, Inc. Growth 0 135,500 135,500 0
Spark LP Value 0 15,200 0 0
Research Affiliates LLC Value 0 10,241 0 0
Roxbury Capital Management LLC Growth 0 7,783 0 0
IKANO Fund Management SA GARP 0 2,236 0 0
AXA Rosenberg Investment Management LLC Value 0 2,123 19,704 88,522
Barclays Capital, Inc. Growth 0 2,118 0 0
Watershed Asset Management LLC Deep Value 0 0 296,000 0
Magnetar Financial LLC Value 0 0 241,173 0
Federated Investment Management Co. Growth 0 0 222,100 0
Rice, Hall, James & Associates LLC GARP 0 0 129,705 152,008
Paloma Partners Management Co. GARP 0 0 116,058 0
Clarus Capital Management LLC Value 0 0 30,455 0
Nicholas-Applegate Capital Management Growth 0 0 0 183,700
Thomson, Horstmann & Bryant, Inc. Value 0 0 0 138,700
Numeric Investors LP Value 0 0 0 129,500
Driehaus Capital Management LLC Growth 0 0 0 85,912
Calamos Advisors LLC Growth 0 0 0 67,000
Charles Schwab Investment Management, Inc. GARP 0 0 0 30,522
Dawson-Herman Capital Management, Inc. Growth 0 0 0 25,200

CONFIDENTIAL D. Rivers Historical Trading Data

CONFIDENTIAL
DISCUSSION MATERIALS
Rivers Historical Trading Data
Note: Factset as May 7, 2010.
Total shares outstanding 10,035,177 as of
March 28, 2010.
Shares Traded at Various Prices – 1 Year
(% of Total Volume)
Shares Traded at Various Prices – 3 Years
(% of Total Volume)
Total Shares Traded: 5.0 million
% of Total Outstanding: 49.8%
Shares Traded below $8.70: 5.0 million
% of Total Traded: 100%
Total Shares Traded: 17.5 million
% of Total Outstanding: 174.3%
Shares Traded below $8.70: 14.7 million
% of Total Traded: 84.3%
0.0%
5.5%
35.0%
93.9%
100.0%
0%
20%
40%
60%
80%
100%
$4.00 - $5.00 $5.00 - $6.00 $6.00 - $7.00 $7.00 - $8.00 $8.00 - $9.00
(% of Shares Traded, Cumulative)
20.3%
43.5%
81.4%
88.4%
100.0%
0%
20%
40%
60%
80%
100%
$2.00 - $4.00 $4.00 - $6.00 $6.00 - $8.00 $8.00 - $10.00 $10.00 - $13.00
(% of Shares Traded, Cumulative)
20.3%
23.3%
37.9%
7.0%
11.6%
0%
20%
40%
60%
$2.00 - $4.00 $4.00 - $6.00 $6.00 - $8.00 $8.00 - $10.00 $10.00 - $13.00
(% of Shares Traded)
0.0%
5.5%
29.5%
58.9%
6.1%
0%
20%
40%
60%
$4.00 - $5.00 $5.00 - $6.00 $6.00 - $7.00 $7.00 - $8.00 $8.00 - $9.00
(% of Shares Traded)

CONFIDENTIAL E. Current Research Sentiment

CONFIDENTIAL
DISCUSSION MATERIALS
Current Research Sentiment
Current Wall Street Commentary (US$ in millions, except per share data)
(a) Reflects EPS before non-recurring charges.
Rating/Price Q1 10 FY 2010
Firm Commentary
Target Revenue EPS Revenue
EPS
(a)
Buy / $8.50 $47.0 $0.00 $201.1 $0.22
Buy / $10.00 $47.1 $0.03 $199.0 $0.18
Mean $47.1 $0.02 $200.1 $0.20
Median
$47.1 $0.02 $200.1 $0.20
Rivers Actual $46.7 $0.04
Rivers Projected:
OM Case
$198.5 $0.14
Base Case $198.3 $0.10
B. Riley /
March 29
Roth Capital
Partners /
March 29
We continue to believe that Rivers will be acquired, probably by a financial buyer, although we believe a strategic acquisition in the attractive fast casual sector also is possible. As $8.50 seemingly represents the floor price for any transaction, and it is possible that a bidding contest for the company could occur, while the company’s operating trends seem highly likely to improve over the next several quarters, we maintain our BUY recommendation
We expect Rivers food cost to be down significantly as a percentage of sales this year, and the company is doing a good job managing labor expenses. With positive comps in the back half of the year, Rivers should begin to leverage its occupancy costs once again. We are increasing our FY
’10 estimates and are publishing our FY ’11 estimates for the first time
Rivers management has sent signals that it is looking for a minimum bid of at least $9.00, including awarding “performance based” RSUs to certain executives that vest only if a change in control occurs during 2010 but that only vest if the acquisition is at least $9.00. and with all the RSUs vesting at a $16.00 acquisition price. We continue to believe that the high end of that range is absurd but that a price at the lower end of the range is quite plausible